Exhibit 99.77(q)(1)

ITEM 77Q-1 - Exhibits

(e)(1)

Form of Investment Management Agreement between ING Strategic Allocation Portfolios, Inc. and ING Investments, LLC dated May 7, 2013 – Filed herein.

(e)(2)

Form of Sub-Advisory Agreement between ING Investments, LLC and ING Investment Management Co. LLC dated May 7, 2013 – Filed herein.